Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statements on Form S-3 (333-298227) and on Form S-8 (333-297032 and 333-257072) of Tidewater Inc. of our report dated May 6, 2026, relating to the consolidated financial statements of Atlantic Offshore Services S.A. as of and for the year ended December 31, 2025, appearing in this Current Report on Form 8-K/A of Tidewater Inc.

/s/ Ernst & Young Auditores Independentes S/S Ltda.

Rio de Janeiro, Brazil

November 9, 2026